EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion in the Form 8-K for Hi-Rise Recycling Systems, Inc. of our report dated February 12, 1999, on our audits of the financial statements of DeVivo Industries, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997.



                                                     TAIT & COMPANY, P.A.



Miami, Florida
May 6, 1999